Exhibit 10.6
LIMITED LIABILITY COMPANY AGREEMENT
OF
ELC VNPP SUB II, LLC
     This Limited Liability Company Agreement (together with the exhibit attached hereto, this “Agreement”) of ELC VNPP SUB II, LLC (the “Company”) is entered into on November 18, 2005 to be effective as of November 18, 2005 (the “Effective Date”), by Electric City Corp. a Delaware corporation (“Electric City”), as the sole equity member of the Company and Michelle A. Dreyer (“Independent Manager 1”) and Cheryl A. Tussie (“Independent Manager 2”) as the Independent Managers.
     WHEREAS, on November 14, 2005, the Company was formed pursuant to the filing of the Certificate of Formation of the Company (such certificate, the “Original Certificate”) with the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (as amended form time to time, the “Act”); and
     WHEREAS, the Company shall acquire the Property (as defined below) and shall guaranty the Debt (as defined below) pursuant to the Loan Documents; and
     WHEREAS, Electric City desires to set forth the Company’s limited liability company agreement as set forth herein;
     NOW, THEREFORE, Electric City, in its capacity as Member (as defined below) of the Company, and the Independent Managers, intending to be legally bound, hereby agree as follows:
     1. Definitions. The following capitalized words and phrases used in this Agreement have the respective meanings indicated in this Section 1:
     “Act” is defined in the first WHEREAS clause.
     “Affiliate” (including the term “Affiliated”) means, with respect to a particular Person, any other Person who is Controlled by, under common Control with, or in Control of, such particular Person or any person who has a direct familial relationship by blood or marriage or otherwise with such Person.
     “Bankruptcy” means with respect to any Person, if such Person: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against him, her or it an order for relief, in any bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for himself, herself or itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him, her or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of his, her or its properties; or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of his, her or its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.
     “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as it may be amended or amended and restated from time to time.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.
     “Covered Persons” has the meaning set forth in Section 15.
     “Debt” means the outstanding principal amount of the VNPP Loan, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the VNPP Loan under the Loan Documents.
     “Debt Guaranty Agreement” means that certain Bill of Sale and Debt Guaranty Agreement dated as of November 22, 2005, between Electric City and the Company, pursuant to which the Company will acquire certain assets and certain payment rights under the VNPP Contract and agree to guaranty all obligations of Electric City pursuant to the Loan Documents, as the same may be amended, restated, modified or supplemented and in effect from time to time.
     “Electric City” means Electric City Corp., a Delaware corporation.
     “Independent Manager” means a Person who is not, shall not be while serving and for the prior five years has not been: (a) a stockholder, director, manager, officer, employee, trustee, attorney or counsel of the Company, or any subsidiaries or Affiliates thereof (other than an independent director or manager of the Company and other than a stockholder in any publicly-traded Affiliate); or (b) a creditor, customer, supplier or other Person who derives any of his, her or its purchases or revenues from his, her or its activities with the Company or any Affiliate thereof; or (c) a Person Controlling or under common Control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, customer, supplier or other person. A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Manager of the Company if such individual is an Independent Manager provided by a nationally-recognized company that provides professional independent managers (a “Professional Independent Manager”) and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent manager of a “special purpose entity” affiliated with the Company shall not be disqualified from serving as an Independent Manager of the Company if (i) such individual is a Professional Independent Manager, or (ii) the fees that such individual earns from serving as independent Manager of any Affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. Notwithstanding the immediately preceding sentence, an Independent Manager may not simultaneously serve as Independent Manager of the Company and independent manager of a special purpose entity that owns a direct or indirect equity interest in the Company or a direct or indirect interest in any co-borrower with the Company.
     “Lender” means Laurus Master Fund, Ltd., a Cayman Islands company, its successors and assigns as lender under the Loan Agreement.
     “Loan Agreement” means that certain Securities Purchase Agreement dated as of November 22, 2005, between Electric City and Lender, as the same may be amended, restated, modified or supplemented and in effect from time to time.
     “Loan Documents” means collectively, each of the Loan Agreement, the Debt Guaranty Agreement, and any and all other instruments, documents, agreements and certificates executed and/or delivered in connection with the Loan Agreement or the Debt Guaranty Agreement, as the same may be amended, restated, modified or supplemented and in effect from time to time.
     “Managing Member” means Electric City as the member of the Company.
     “Material Action” means any of the following: (i) to admit in writing the Company’s inability to pay its debts when due; (ii) commencement of any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) institution of proceedings to have the Company adjudicated as bankrupt or insolvent; (iv) consenting to the institution of bankruptcy or insolvency proceedings against the Company; (v) filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, composition, liquidation or other relief on behalf of the debts of the Company under any federal or state law related to bankruptcy; (vi) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of any of its properties; (vii) making any assignment for the benefit of the Company’s creditors; or (viii) taking any action or causing the Company to take any action in furtherance of (i) through (vii).
     “Member” means Electric City as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include any Special Member.
     “Percentage Interest” shall have the meaning given to such term in Section 8 of this Agreement.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
     “Pledge Agreement” shall have the meaning given to such term in Section 16(b) of this Agreement.

     “Property” means the equipment and other personal property which comprises the VNPP, together with the rights of Electric City to receive payments and proceeds under the VNPP Contract.
     “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to Section 10, a Person acting as Independent Manager, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.
     “VNPP” means the “Virtual Negawatt Power Plan” automatic power curtailment system which is the subject of the VNPP Contract.
     “VNPP Contract” means that certain Agreement dated as of November 23, 2004 between PacifiCorp, an Oregon public utility company, and Electric City, as in effect from time to time.
     “VNPP Loan” means the loan from the Lender which is guaranteed by the Company pursuant to the Debt Guaranty Agreement, together with all interest and fees accruing thereon.
     “UCC” has the meaning set forth in Section 25(a).
     2. Formation. The Certificate of Formation, the formation of the Company as a limited liability company under the Act, and all actions taken in connection therewith are hereby adopted and ratified. Janice Cohen is hereby designated an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendment and/or restatements thereof) necessary for the Company to qualify to do business in Illinois and in any other jurisdiction in which the Company may wish to conduct business. The affairs of the Company and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement, as amended from time to time.
     3. Name; Registered Office, Registered Agent. The name of the limited liability company is ELC VNPP SUB II, LLC. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19808.
     4. Term. The term of the Company commenced upon the filing of the Certificate of Formation, and the Company shall continue in existence until it is terminated pursuant to this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.
     5. Purpose. The sole purposes of the Company are to (i) own and dispose of and operate the Property, to (ii) enter into and perform under the Debt Guaranty Agreement and, to the extent provided therein, the VNPP Loan and the Loan Documents, and to (iii) engage in any lawful act or activity that is related or incidental to the above-stated purposes. Notwithstanding anything contained herein to the contrary, the Company shall not engage in any business, and it shall have no purpose unrelated to the Property and shall not acquire any real property or own assets other than those related to the Property or otherwise in furtherance of the purposes of the Company. The Company, and the Managing Member and any other Member or manager on behalf of the Company, may enter into and perform their obligations under the Loan Documents, this Agreement, and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, manager, or other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Managing Member to enter into other agreements on behalf of the Company.
     6. Member Admission and Capital Contributions. Simultaneously with the execution and delivery of this Agreement, the Member is being admitted as the sole Member of the Company, with a 100% limited liability company interest in the Company. The Member has made certain capital contributions to the Company, which shall be reflected on the books and records of the Company. In accordance with Section 10, the Special Members shall not be required to make any capital contributions to the Company.
     7. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of the Members. The provisions of this Agreement, including this Section 7, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (other than Covered Persons) (and except as set forth in Section 23, no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.
     8. Percentage Interest and Allocations of Profits and Losses. Each Member’s interest in the Company shall be expressed as a percentage equal to the ratio on any date of such Member’s capital account on such date to the aggregate capital accounts of all Members on such date, such capital accounts to be determined after giving effect to all contributions of property or money, distributions and allocations for all periods ending on or prior to such date (as to any Member, his, her or its “Percentage Interest”). The Company’s profits and losses shall be allocated in accordance with the Percentage Interests of the Members.
     9. Member Manager. The Member shall be the Managing Member of the Company and shall have the right and authority, subject to Section 11, to take all actions specifically enumerated in this Agreement or which the Member otherwise deems necessary, useful, appropriate or desirable to the day-to-day management and conduct of the Company’s business. Subject to Sections 5 and 11, the Member has the authority to bind the Company.

     10. Special Member.
     (a) Admission. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 16 and 17) the Person executing this Agreement as Independent Manager 1 shall, without any action of any other Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member, and shall continue the Company without dissolution. If, however, at the time the last remaining Member ceases to be a member, Independent Manager 1 has died or is otherwise no longer able to step into the role of Special Member, then in such event, the person executing this Agreement as Independent Manager 2 shall, concurrently with the last remaining Member ceasing to be a member, and without any action of any Person, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. Prior to his, her or its admission to the Company as a Special Member in accordance with this Section 10, a Person acting as an Independent Manager shall not be a member of the Company. In order to implement the admission to the Company of the Special Member, each of Independent Manager 1 and Independent Manager 2 shall execute a counterpart to this Agreement.
     (b) Resignation; Termination of Status. A Special Member may not resign from the Company or transfer his, her or its rights as a Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted his, her or its appointment as Independent Manager pursuant to Section 11(a); provided, however, that any Person acting as a Special Member shall automatically cease to be a Special Member of the Company upon the admission to the Company of a substitute Member.
     (c) Rights; Obligations. Each Special Member shall be a member of the Company having no interest in the profits, losses and capital of the Company and having no right to receive any distributions of the Company’s assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. No Special Member, in such Person’s capacity as a Special Member, may bind the Company. Except as required by any mandatory provision of the Act, no Special Member, in such Person’s capacity as a Special Member, shall have a right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company; provided, however, such prohibition shall not limit the obligations of a Special Member, in such Person’s capacity as an Independent Manager, to vote on any Material Action.
     11. Separateness Provisions.
     (a) Independent Managers. The Member shall cause the Company, at all times until such time as the Debt is paid in full, to have at least two Independent Managers, each of which shall be appointed by the Member and be reasonably satisfactory to Lender. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Managers shall consider only the interests of the Company, including those of its respective creditors, in acting or otherwise voting on the matters referred to in Section 11(b). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his, her or its appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 10. In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager. All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except with respect to those actions expressly requiring the vote of the Independent Managers pursuant to Section 12(b), no Independent Manager, in his, her or its capacity as Independent Manager, shall have any right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, and such Independent Manager’s attendance at any meeting shall not be required as a condition to the taking of any such action. Anything in the laws of the State of Delaware of this Agreement to the contrary notwithstanding, except pursuant to Section 11(b), an Independent Manager, in his, her or its capacity as Independent Manager, may not bind the Company.
     12. Prohibition on Material Actions. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or any other Person, until such time as the Debt is paid in full, neither the Member nor any other Person shall be authorized or empowered, nor shall they permit the Company, to take any Material Action without the prior unanimous written consent of the Managing Member and both Independent Managers; provided, further, that, until such time as the Debt is paid in full, the Member may not authorize the taking of any Material Action unless, at the time such Material Action is approved, at least two Independent Managers are serving in such capacity.
     (a) Separateness Covenants. Until such time as the Debt is paid in full, the Company will:
     (i) Maintain books and records separate from any other Person;
     (ii) Maintain its bank accounts separate from any other Person;
     (iii) Not commingle assets with those of any other Person and hold all of its assets in its own name;
     (iv) Conduct its own business in its own name;
     (v) Maintain separate financial statements (except that the Company may be included in consolidated financial statements of another Person where required by GAAP but (A) its separate assets shall be clearly indicated as such on such statement and such statements will indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) such assets shall also be listed on the Company’s own separate balance sheet;
     (vi) Pay its own liabilities out of its own funds, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;
     (vii) Observe all limited liability company formalities;

(viii) Pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;
     (ix) Not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;
     (x) Not acquire obligations or securities of its partners, members or shareholders or any Affiliate, as applicable;
     (xi) Allocate fairly and reasonably any overhead for shared office space or other expenses shared with Affiliates;
     (xii) Use separate stationery, invoices and checks;
     (xiii) Not pledge its assets to secure the obligations of any other Person or make any loans or advances to any Person;
     (xiv) Hold itself out as a separate entity;
     (xv) Correct any known misunderstanding regarding its separate identity;
     (xvi) Maintain adequate capital in light of its contemplated business operations, provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;
     (xvii) To the fullest extent permitted by law, not dissolve, wind up or liquidate, in whole or in part, consolidate or merge with or into any other Person, or convey or sell its properties and assets substantially as an entirety to any Person, except for sales expressly permitted by the Loan Documents;
     (xviii) Not incur, assume or guarantee any indebtedness other than the Debt evidenced and secured by the Loan Documents and the Debt permitted by the Loan Documents;
     (xix) Not identify itself as a division of any other Person;
     (xx) Not form, hold or acquire any subsidiaries;
     (xxi) Not make any loans to any other Person or buy or hold evidence of indebtedness issued by others (other than investment grade securities);
     (xxii) Enter into transactions with Affiliates only on a commercially reasonable basis and on terms similar to those available in an arms-length transaction with a third party;
     (xxiii) Pay any taxes required to be paid under applicable law, and file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;
     (xxiv) Not engage, directly or indirectly, in any business other than ownership, maintenance and operation of the VNPP; and
     (xxv) Not own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property.
Failure of the Company, or the Member on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.
     (b) Amendment. Until such time as the Debt has been paid in full, the provisions of Section 4, Section 5, Section 10, this Section 12(b), Section 13, Section 15(g), Section 16, Section 17, Section 18, Section 19, Section 23, Section 24, Section 25, Exhibit A, or any defined terms therein (together the “SPPs”) may not be amended or modified in any manner without the prior written consent of Lender. In the event of any conflict between any of the SPPs and any other provision of this or any other document governing the formation, management or operation of the Company, the SPPs shall control.
     12. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Independent Manager of the Company.
     13. Distributions.
     (a) At the time determined by the Member, but at least once during each fiscal year, the Member shall cause the Company to distribute any cash held by it which is not reasonably necessary for the operation of the Company. Cash available for distribution shall be distributed to the Member in accordance with the Percentage Interests, provided that notwithstanding anything else in this Agreement, no such distribution shall be made to the extent they would violate the Act or would constitute a default under the Loan Documents.
     (b) Any payments made pursuant to the Loan Documents shall constitute distributions to or at the direction of the Member.
     14. Other Business. The Member, Special Members, any Independent Manager and any Affiliate of the Member, Independent Managers or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, notwithstanding any duty otherwise existing at law or in equity; provided however that the activities of any Independent Manager is subject to the restrictions set forth in its definition. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     15. Exculpation and Indemnification.
     (a) Neither the Member nor the Special Members nor any Independent Manager, employee or agent of the Company nor any employee, representative, agent or Affiliate of the foregoing (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, (i) that any indemnity under this Section 15(b) by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof and (ii) that so long as any portion of the Debt remains unpaid, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 15(b) shall be payable from amounts allocable to any other Person pursuant to the Loan Documents, however, the provisions of this subsection (ii) shall not apply to indemnities for any Independent Managers.
     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 15(c).
     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
     (e) The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its Members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     (f) The foregoing provisions of this Section 15(f) shall survive any termination of this Agreement.
     (g) Notwithstanding any provision hereof to the contrary, any indemnification of a Covered Person shall be fully subordinated to any obligations respecting the Property (including, without limitation, the Loan Agreement) and such indemnification shall not constitute a claim against the Company in the event that cash flow is insufficient to pay such obligations.
     16. Admission of Additional Members.
     (a) One or more additional Members may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any portion of the Debt remains unpaid, no additional Member may be admitted to the Company and no transfer of any direct or indirect interest in the Company may be made unless expressly permitted under the Loan Documents.
     (b) Upon a foreclosure, sale or other transfer of the limited liability company interests in the Company pursuant to the Pledge Agreement, the holder of such limited liability company interests shall, upon the execution of a counterpart to this Agreement, automatically be admitted as member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations of the Member hereunder, subject to the limitations on transferability of such interests as described in this Section 16. The Company acknowledges that the pledge of the limited liability company interest in the Company made by the Member under the Pledge Agreement shall be a pledge not only of profits and losses of the Company, but also a pledge of all rights and obligations of the Member. Upon a foreclosure, sale or other transfer of the limited liability company interests of the Company pursuant to the Pledge Agreement, the successor Member may transfer its interests in the Company, subject to this Section 16. Notwithstanding any provision in the Act or any other provision contained herein to the contrary, the Member shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the Lender as a member, to transfer to the Lender its rights and powers to manage and control the affairs of the Company pursuant to the terms of the Pledge Agreement. Upon the exercise of its rights under the Pledge Agreement and admission of the Company as a Member, the Lender shall have, among its other powers, the right to appoint and remove Independent Managers pursuant to the terms of Section 11 herein.
     (c) Notwithstanding anything to the contrary contained herein, for so long as any amounts remain outstanding under the Loan, the Company shall not, without the prior written consent of the Lender, issue any additional limited liability company interests of the Company other than its initial issuance of interests issued on or prior to the date of this Agreement.
     17. Assignments. A Member may assign all or any part of its limited liability company interest only with the consent of all other Members and subject to Section 16. Subject to Section 16, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 17, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution. A transferee of a limited liability company interest in the Company can only become a substituted member with the consent of all other Members; provided, however, that, notwithstanding the foregoing, so long as any portion of the Debt remains unpaid, no Member may assign all or any part of its limited liability company interest unless expressly permitted under the Loan Documents.
     18. Dissolution.
     (a) Subject to Section 12, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (iii) the unanimous decision of the Members; (iv) the sale by the Company of all or substantially all of its assets; or (v) December 31, 2049. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 16 and 17), to the fullest extent permitted by law, the personal representative of such transferee member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of the Member, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.
     (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
     (c) Notwithstanding any other provision of this Agreement, the Member and each of the Special Members waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company.
     (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
     (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement, and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.
     19. Nature of Interest. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 13 hereof. The interest of the Member in the Company is personal property.
     20. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
     21. Amendments. Subject to Section 12, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.
     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     23. Third Party Beneficiaries. Except for the Lender with respect to the SPPs, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member, and (ii) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. The Lender, its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the SPPs.
     24. Waiver of Partition. Except as otherwise expressly provided in Section 11(b) of this Agreement, to the fullest extent permitted by law, each of the Member, the Special Member, and any additional member admitted to the Company hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.
     25. Interests and Certificates.
     (a) Interests. Each limited liability company interest in the Company shall constitute and shall remain a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

     (b) Certificates.
     (i) Upon the issuance of limited liability company interests in the Company to any Person in accordance with the provisions of this Agreement, without any further act, vote or approval of any Member, manager, officer or any Person, the Company shall issue one or more non-negotiable certificates in the name of such Person substantially in the form of Exhibit A hereto (a “Certificate”), which evidences the ownership of the limited liability company interests in the Company of such Person. Each such Certificate shall be denominated in terms of the percentage of the limited liability company interests in the Company evidenced by such Certificate and shall be signed by manual or facsimile signature of the Managing Member on behalf of the Company.
     (ii) Without any further act, vote or approval of any Member, officer or any Person, the Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the limited liability company interests in the Company represented by such Certificate, as reflected on the books and records of the Company:
     (A) makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;
     (B) requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
     (C) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and
     (D) satisfies any other reasonable requirements imposed by the Company.
     (iii) Upon a Member’s transfer in accordance with the provisions of this Agreement of any or all limited liability company interests in the Company represented by a Certificate, the transferee of such limited liability company interests in the Company shall deliver such Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for the percentage of limited liability company interests in the Company being transferred and, if applicable, cause to be issued to such Member a new Certificate for that percentage of limited liability company interests in the Company that were represented by the canceled Certificate and that are not being transferred.
     (c) Registration of Limited Liability Company Interests. The Company shall maintain books for the purpose of registering the transfer of limited liability company interests. Notwithstanding any provision of this Agreement to the contrary, a transfer of limited liability company interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Company.

     26. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
[Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement of ELC VNPP SUB II, LLC to be effective as of the Effective Date.

MEMBER: Electric City Corp., a Delaware corporation
By:	/s/ Jeffrey Mistarz
	Name:	Jeffrey Mistarz
	Title:	Chief Financial Officer

Independent Manager 1
/s/ Michele A. Dreyer
Name:	Michelle A. Dreyer

Independent Manager 2
/s/ Cheryl A. Tussie
Name:	Cheryl A. Tussie

Exhibit A
CERTIFICATE FOR LIMITED LIABILITY COMPANY INTERESTS IN
ELC VNPP SUB II, LLC
THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF. ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW).

Certificate Number 001	100% Percentage Interest
     ELC VNPP SUB II, LLC, a Delaware limited liability company (the “Company”), hereby certifies that ELECTRIC CITY CORP. (together with any assignee of this Certificate, the “Holder”) is the registered owner of 100 percent of the limited liability company interests in the Company. The rights, powers, preferences, restrictions and limitations of the limited liability company interests in the Company are set forth in, and this Certificate and the limited liability company interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited Liability Company Agreement of the Company entered into on November 18, 2005 to be effective as of November 18, 2005, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited liability company interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business. Transfer of any or all of the limited liability company interests in the Company evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such transfer. The Company maintains books for the purpose of registering the transfer of limited liability company interests in the Company.
     Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation perfection of the security interest therein under Article 8 of each applicable Uniform Commercial Code).
     This Certificate and the limited liability company interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

ELC VNPP SUB II, LLC, by Electric City Corp., its Managing Member
Dated: ____________________	By:
		Name:	Jeffrey Mistarz
		Title:	Chief Financial Officer

(REVERSE SIDE OF CERTIFICATE)
ASSIGNMENT OF INTEREST
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                           (print or typewrite name of transferee),                     (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of limited liability company interests in the Company:                     (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                      and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated: __________________________	Signature:	ELECTRIC CITY CORP.
By:
		Name:	Jeffrey Mistarz
	Address:	Title:	Chief Financial Officer 1280 Landmeier Road, Elk Grove Village, IL 60007

APPLICATION FOR TRANSFER OF INTERESTS
     The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of limited liability company interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the limited liability company interests in the Company described above. Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.
     The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Substitute Member shall be effective as of           .

Name of Transferee (Print):	___________________________________________________

Dated: __________________________ Signature:	________________________________________ (Transferee) Address:____________________________________________ ___________________________________________________

     The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

ELC VNPP SUB II, LLC, by Electric City Corp., its Managing Member
Dated: _____________________	By:
Name:
Title: